Exhibit 10.12

AMENDMENT #4 TO MASTER FRAMEWORK AGREEMENT

This Amendment #4 to Master Framework Agreement (this “Amendment”) is entered into effective as of the 31st day of March, 2007 (the “Effective Date”), by and between TXU Electric Delivery Company, a Texas Corporation (“TXU ED”), and InfrastruX Energy Services Group LP, a Delaware limited partnership (“IES”). TXU ED and IES are also referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties entered into that certain Master Framework Agreement, dated June 24, 2006, as amended pursuant to the Amendment to Master Framework Agreement dated August 15, 2006, Amendment #2 to Master Framework Agreement dated December 28, 2006, and the Letter Amendment dated January 30, 2007 (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and subject to the terms and conditions herein set forth, the Parties agree as follows.

AGREEMENT

1. Amendment. Section 1.3 of the Agreement is hereby amended to read in its entirety as follows:

“If the Participation Agreement terminates for any reason prior to the Closing Date (as defined in the Participation Agreement), then this Agreement shall automatically terminate without action by either Party and neither Party shall have any liability to the other Party as a result of such termination.”

2. Full Force and Effect. Except as specifically amended and modified hereby, the Agreement shall remain in full force and effect.

3. Counterparts. This Amendment may be executed in several counterparts, each of which is an original and all of which constitute one and the same instrument.

4. Governing Law. This Amendment and performance under it shall be governed by and construed in accordance with the applicable laws of the State of Texas, without giving effect to any choice or conflicts of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any other jurisdiction other than the State of Texas.

IN WITNESS WHEREOF, the Parties have executed this Amendment effective as of the Effective Date. This Amendment shall not become effective as to either Party unless and until executed by both Parties.

TXU ELECTRIC DELIVERY COMPANY
By:	/s/ David M. Davis
Name:	David M. Davis
Title:	Vice President & Principal Financial Officer

INFRASTRUX ENERGY SERVICES GROUP LP
By:	InfrastruX Energy GP, LLC, its general partner
By:	InfrastruX Group, Inc., its member
By:	/s/ Paul G. Smith
Name:	Paul G. Smith
Title:	Director

By:	TXU Asset Services Group Management LLC, its general partner
By:	/s/ David M. Davis
Name:	David M. Davis
Title:	Vice President & Principal Financial Officer